UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

Delaware Delaware (State or Other Jurisdiction of Incorporation)	001-14387 001-13663 (Commission File Numbers)	06-1522496 06-1493538 (IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT (Address of Principal Executive Offices)		06830 (Zip Code)

Registrants’ telephone number, including area code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 1, 2005, United Rentals issued a press release announcing that, based on discussions with representatives of several bondholders, it has extended the expiration time for its pending solicitations of consents from holders of its outstanding bonds and QUIPs securities. As extended, the consent solicitations are now scheduled to expire at 5:00 p.m., New York City time, on September 9, 2005.

The press release is attached as an exhibit hereto and is incorporated by reference herein.

As previously announced, on August 22, 2005 United Rentals commenced a consent solicitation to amend the indentures governing its bonds and QUIPs securities, which amendments would, among other things, allow United Rentals up until March 31, 2006 to complete its SEC filings. United Rentals has not yet received the requisite consents. Representatives of several bondholders have contacted United Rentals to request certain changes to the terms of the proposed amendments. If as a result of these requests United Rentals changes the terms of the solicitations, United Rentals will disclose the changes in a public announcement.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated September 1, 2005

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of September, 2005.

UNITED RENTALS, INC.

By: /s/ Alfred P. Colangelo
      —————————————————————
Name: Alfred P. Colangelo
Title:   Vice President, Finance

UNITED RENTALS (NORTH AMERICA), INC.

By: /s/ Alfred P. Colangelo
      —————————————————————
Name: Alfred P. Colangelo
Title: Vice President, Finance